Exhibit 99.1

MyDx Provides Corporate Update & Launches New Website

Reinvigorating its Brand & Clarifying its Mission Statement

SAN DIEGO, Oct. 11, 2017 /PRNewswire/ -- MyDx, Inc. (OTC: MYDX), a science and technology company and creator of MyDx® (My Diagnostic), the first multi-use handheld chemical analyzer designed for Cannabis professionals and retail consumers to correlate the chemical profile of cannabis with how it makes them feel and which ailments it alleviates, today announced the launch of its new website, www.mydxlife.com, a reimagining of its brand with greater clarification of its products and services.

Clarifying New Business Segments Servicing the Cannabis Industry

The structure of the new site aligns with MyDx’s re-organized business segments and is set up for new customers to explore and purchase products from each of those new segments, seamlessly.

MyDx Business Segments Servicing the Cannabis Industry:

•	Consumer Products, which includes its smart devices such as CannaDx and the EcoSmartPen
•	Data Analytics, which includes proprietary Data Trends, Reports and Analyses
•	SAAS, which includes the MyDx One app, MyDx360 and MyDx Smart Label Services
•	Biopharmacueticals, which include clinical trials on crowdsourced formulations and the discovery and identification of Green Active Pharmaceuticals (gAPI)

“Our business model has transformed significantly over the past year with the introductions of the ECO Smart Pen, MyDx 360, and our data analytics platform, so we needed to update our website to account for those new products and services,” said Daniel Yazbeck, CEO of MyDx. “When we started to update the website, it became clear to us we also needed to reinvigorate the look and feel of the website to represent our continued passion and drive for this company.”

Visit the new site at www.mydxlife.com.

Products & Services Currently Available

Products and Services currently available include MyDx 2.0 Analyzer Kits with the CannaDx Sensor, the MyDx One App, as well as the MyDx360 Service.

Products & Services Coming Soon

Products & Services coming soon include the EcoSmartPen, the AeroDx interchangeable sensor with MyDx 2.0 Analyzer, and the MyDx Smart Label Service.  After that, management plans to launch the OrganaDx, AquaDx and AeroDx platforms with the MyDx Tablet Edition.

About MyDx, Inc.

MyDx, Inc. (OTC: MYDX) is a chemical detection and sensor technology company based in San Diego, California whose mission is to help people Trust & Verify® what they put into their mind and body by revealing the purity of everything they eat, drink and inhale. The Company’s more immediate mission is to continue to develop smart devices as part of an ecosystem that crowdsources consumer generated preclinical data to drive innovation in the cannabis industry through its Consumer Products, Data Analytics, SaaS, and Biopharmaceuticals divisions. Its flagship product is the MyDx® analyzer, a patented, affordable portable analyzer that provides real-time chemical analysis and fits in the palm of the user’s hand.  The multi-use MyDx analyzer leverages over a decade of established chemical detection technology to measure chemicals of interest and is backed by a substantial and growing intellectual property portfolio of patents covering its technology. For more information, please visit www.mydxlife.com.

Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements may contain certain forward-looking statements pertaining to future anticipated or projected plans, performance and developments, as well as other statements relating to future operations and results. Any statements in this press release that are not statements of historical fact may be considered to be forward-looking statements. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “intends,” “goal,” “objective,” “seek,” “attempt,” or variations of these or similar words, identify forward-looking statements. These forward-looking statements by their nature are estimates of future results only and involve substantial risks and uncertainties, including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, our ability to complete our product testing and launch our product commercially, the acceptance of our product in the marketplace, the uncertainty of the laws and regulations relating to cannabis, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed from time to time in our reports filed with the Securities and Exchange Commission, available at https://ir.mydxlife.com/all-sec-filings or www.sec.gov.

Investor Contact:

MyDx Shareholder Communications

800.814.4550 ext. 4

ir@mydxlife.com

SOURCE MyDx, Inc.

Released October 11, 2017